                                                                 EXHIBIT 10.2(b)

                  SECOND AMENDMENT TO THE AMENDED AND RESTATED
            DATASTREAM SYSTEMS, INC. STOCK OPTION PLAN FOR DIRECTORS

     THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED DATASTREAM SYSTEM, INC. STOCK OPTION PLAN FOR DIRECTORS (the "Second Amendment") is made effective as of the 12th day of March, 1999, by Datastream Systems, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the Company has adopted the Amended and Restated Datastream Systems, Inc. Stock Option Plan for Directors (as Amended and Restated through April 12, 1996) (the "Plan"); and

     WHEREAS, Section 11 of the Plan authorizes the Board of Directors of the Company to make certain amendments to the Plan without stockholder approval; and

     WHEREAS, the Board of Directors now desires to amend the Plan to redefine the class of transferees to whom non-qualified stock options may be transferred under the Plan.

     NOW, THEREFORE, the Board of Directors of the Company hereby amends the Plan as follows:

                                       I.

     Section 10 of the Plan is hereby amended by deleting Paragraph (c) in its entirety and replacing it with the following new Paragraphs (c) and (d):

          "(c) Notwithstanding (a) and (b) of this Section 10, a Director may assign all or any portion of a non-qualified stock option granted to him to (i) the Director's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, niece or nephew, including adoptive relationships, a former spouse of the Director or any person sharing the Director's household that is not a tenant or employee of the Director; (ii) any entity in which the persons included in (i) (or the Director) own more than 50 percent of the voting interests; (iii) trusts in which any of the persons included in (i) have more than a fifty percent beneficial interest; and (iv) foundations in which the persons in (i) (or the Director) control the management of assets, as may be permitted under Rule 16b-3 of the Exchange Act of 1934, as in effect from time to time. In that event, the assignee will be entitled to all of the rights of the Director with respect to the assigned portion of such non-qualified option, and such non-qualified option will continue to be subject to all of the terms and conditions that governed the non-qualified option during the period that it was held by the Director; provided, however, that such assignee may not further assign the non-qualified option except by will or by the laws of descent and distribution. Any such assignment will be permitted only if made by gift, pursuant to a domestic relations order, or in exchange for an interest in an entity of which more than 50 percent of the voting interests are held by the persons included in (i). Additionally, in order for an assignment by a Director to be effective, (i) at least 30 days prior to the date of assignment, the Director must notify the Company in writing of the date of the assignment, the non-qualified option or portion thereof to be assigned and the name, address, telephone number and social security or employer identification number of the assignee, (ii) at the time of assignment, the Director must execute an appropriate written agreement that the Company provides to evidence the assignment and to agree to remit any applicable withholding the Company may require and (iii) at the time of assignment, the assignee pursuant to a written agreement that the Company provides must agree to be bound by the same terms and conditions that governed the non-qualified option during the period it was held by the Director.

          (d) A Director, his transferee upon his death and his permitted assignee may not transfer any of the Common Stock acquired pursuant to the exercise of an Option until six months from the date of grant of the Option."

                                      II.

     Except as specifically amended hereby, the Plan shall continue to remain in full force and effect as before this Second Amendment, and the Second Amendment shall be effective with respect to any options granted under the Plan, including those granted before the effective date of this Second Amendment, notwithstanding any provisions in the applicable non-qualified stock option agreement to the contrary.

     IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Second Amendment to be executed in the form and as of the date set forth above.

                                            DATASTREAM SYSTEMS, INC.

                                            By:  /s/ Larry G. Blackwell
                                                -----------------------
                                            Title:  Chairman, President and
                                                    Chief Executive Officer

                                      -2-